Exhibit 10.1

CHANGE IN TERMS AGREEMENT

Borrower:	Erba Diagnostics, Inc. 2140 North Miami Avenue Miami, FL 33127	Lender:	Citibank, N.A. 6400 Las Colinas Blvd. Mail Stop CC1-30 Irving, TX 75039

Principal Amount: $5,000,000.00	Date of Agreement: February 7, 2018

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note dated August 4, 2017 in the original amount of $5,000,000.00 by and between Erba Diagnostics, Inc., (“Borrower”) and Citibank, N.A. (“Lender”), the “Note,” as amended from time to time.

DESCRIPTION OF CHANGE IN TERMS. Lender and the Borrower hereby agree that the said Note shall be and hereby is amended to extend the maturity date from January 31, 2018 to July 31, 2018, subject to the terms and conditions of the Note and the instruments and agreements referred to therein.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

ERBA DIAGNOSTICS, INC.

By: /s/ David Barka

David Barka, Chief Executive Officer of Erba

Diagnostics, Inc.